EXHIBIT 10.68
FIRST AMENDMENT TO THE
WILSON BANK AND TRUST
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
IMPLEMENTED MAY 22, 2015

WHEREAS, Wilson Bank and Trust (the “Bank”) and Clark Oakley, (the “Executive”) previously entered into the Wilson Bank and Trust Supplemental Executive Retirement Plan Agreement (the “Agreement”), originally effective as of May 22, 2015; and

WHEREAS, the Agreement is designed to provide retirement benefits (the “Benefits”) to the Executive upon certain enumerated events, payable out of the Bank’s general assets; and

WHEREAS, the Bank and the Executive have agreed to amend the Agreement to increase benefit payments under the Agreement as of September 26, 2016.

NOW, THEREFORE, effective September 26, 2016, the Bank and the Executive hereby amend the Agreement as follows:
1. Paragraph 3.3, “Disability Benefit” is hereby deleted in its entirety and replaced with the following:
Upon the Executive’s Disability while actively employed by the Employer, but prior to his or her Normal Retirement or Early Retirement, the Executive will be entitled to the benefit described in this Section 3.4 in lieu of any other benefit under this Agreement. The Disability Benefit will equal sixty (60%) percent of the Executive’s base salary and bonus at the time of the Disability less the Disability Benefit payable under the Wilson Bank and Trust Supplemental Executive Retirement Plan entered into as of November 23, 2012. The Disability Benefit is payable in equal monthly installments commencing on the first (1st) day of the third month following the date of the Executive’s Disability and payable until the Executive reaches Normal Retirement Age. At Normal Retirement Age, the Disability Benefit will be reduced to an amount equal to the Normal Retirement Benefit as provided for in Section 3.1 as if the Executive separated from service at the Executive’s Normal Retirement Age and such reduced amount shall continue for the life of the Executive as provided in Section 3.1.

IN WITNESS WHEREOF, both parties hereto acknowledge that each has carefully read and considered this Amendment and consent to the changes contained herein. Both parties have caused this First Amendment to the Wilson Bank and Trust Supplemental Executive Retirement Plan Agreement to be executed this 26th day of September, 2016, effective September 26, 2016.

WILSON BANK AND TRUST
Lebanon, Tennessee

Witness:	/s/ Christy Norton	By:	/s/ Elmer Richerson
		Title:	President

Witness:	/s/ Lisa Pominski		/s/ Clark Oakley
Clark Oakley